UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  February 12, 2016

BULLFROG GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54653	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

897 Quail Run Drive, Grand Junction, Colorado  81505

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (970) 270-8306

______________________

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment on Form 8-K/A (the "Amendment") amends the Current Report on Form 8-K for Bullfrog Gold Corp., as initially filed with the Securities and Exchange Commission ("SEC") on February 16, 2016 (the "Original Report").  The purpose of this Amendment is to correct and clarify certain disclosure in Item 5.02.  This Amendment is an amendment and restatement of the Original Report.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On February 2, 2016, the Board of Directors of Bullfrog Gold Corp. (the “Company”) approved a stock compensation distribution to David Beling, CEO and President, as full payment of his salary from June 2014 through December 2015.  There were a total of 24,687,204 shares awarded to Mr. Beling on February 12, 2016 at a price of $0.01411 per share based on the volume weighted price for the month of January 2016.  There are no plans to register the shares and therefore will be subject to 144 stock restrictions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 2, 2016	BULLFROG GOLD CORP.

	By:	/s/ David Beling
Name: David Beling
Title: President, Chief Executive Officer and Chief Financial Officer

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